                                 EXHIBIT 99.1
        Press Release dated October 11, 2000 re Third Quarter Earnings

For Information Contact
-----------------------
At Greater Bay Bancorp:                At Financial Relations Board:
David L. Kalkbrenner                   Christina Carrabino (general information)
President and CEO                      James Hoyne (analyst contact)
(650) 614-5767                         Chris Cook (financial media)
Steven C. Smith                        (415) 986-1591
EVP, CAO and CFO
(650) 813-8222

                             FOR IMMEDIATE RELEASE

                  GREATER BAY BANCORP REPORTS 49% INCREASE IN
                     THIRD QUARTER CORE OPERATING RESULTS

PALO ALTO, CA, October 11, 2000 -- Greater Bay Bancorp (Nasdaq: GBBK), a $4.3 billion in assets financial services holding company, today announced record results for the third quarter and nine months ended September 30, 2000. Greater Bay Bancorp's core earnings, which is its net income, excluding nonrecurring warrant income and merger related costs, for the third quarter of 2000 increased 49% to $17.6 million, or $0.84 per diluted share ($0.42 per diluted share after the stock split), compared to $11.8 million, or $0.61 per diluted share ($0.30 per diluted share after the stock split), in the third quarter of 1999.

Net income, including nonrecurring warrant income and excluding nonrecurring merger related expenses, increased 63% to $19.2 million, or $0.92 per diluted share ($0.46 per diluted share after the stock split), for the third quarter of 2000, compared to $11.8 million, or $0.61 per diluted share ($0.30 per diluted share after the stock split), in the third quarter of 1999.

Net income, including $2.8 million in nonrecurring warrant income and $11.4 million in nonrecurring merger related expenses, for the third quarter of 2000 increased to $12.1 million, or $0.58 per diluted share ($0.29 per diluted share after the stock split), compared to net income of $11.8 million, or $0.61 per diluted share ($0.30 per diluted share after the stock split), in the third quarter of 1999. The Company did not incur nonrecurring merger related expenses
                  --------------------------------------------------------------
in the third quarter of 1999.
----------------------------

Based on its core earnings for the third quarter of 2000, Greater Bay Bancorp's
                                                    ----
return on average equity was 24.56%, its return on average assets was 1.62% and its efficiency ratio was 42.25%. During the third quarter of 1999, Greater Bay Bancorp's core earnings resulted in a return on average equity of 22.70%, return on average assets of 1.46% and an efficiency ratio of 51.42%

Greater Bay Bancorp's core earnings, which is its net income, excluding nonrecurring warrant income and merger related costs for the first nine months of 2000 increased 55% to $47.7 million, or $2.31 per diluted share ($1.16 per diluted share after the stock split), compared to

$30.8 million, or $1.61 per diluted share ($0.80 per diluted share after the stock split), in the first nine months of 1999.

Net income, including nonrecurring warrant income and excluding nonrecurring merger related expenses, increased 77% to $54.8 million, or $2.66 per diluted share ($1.33 per diluted share after the stock split), for the first nine months of 2000, compared to $30.9 million, or $1.61 per diluted share ($0.81 per diluted share after the stock split), in the first nine months of 1999.

Net income, including nonrecurring warrant income and including nonrecurring merger related expenses, for the nine months ended September 30, 2000 increased 36% to $38.6 million, or $1.87 per diluted share ($0.94 per diluted share after the stock split), compared to net income of $28.3 million, or $1.48 per diluted share ($0.74 per diluted share after the stock split), for the first nine months of 1999. The first nine months of 2000 included $12.1 million in pretax nonrecurring warrant income and $25.5 million in merger related costs compared to $230,000 of nonrecurring warrant income and $4.0 million of nonrecurring merger related costs in the first nine months of 1999.

Based on its core earnings for the first nine months of 2000, Greater Bay
                                                        ----
Bancorp's return on average equity was 23.65%, its return on average assets was 1.58% and its efficiency ratio was 44.48%. During the first nine months of 1999,

Greater Bay Bancorp's core earnings resulted in a return on average equity of 20.85%, return on average assets of 1.38% and an efficiency ratio of 54.65%.

Non-interest income, excluding warrant income, continues to grow, reflecting Greater Bay Bancorp's efforts to further diversify its revenue stream. For the third quarter and year to date periods ended September 30, 2000, the Company's trust fees, depositor services fees, gain on sale of SBA loans, and loan and international banking fees were up 30% over the same periods in 1999. When warrant income is included in other income, the increase for the quarter to date and year to date periods ended September 30, 2000 compared to the same periods in 1999 increased 41% and 95%, respectively.

At September 30, 2000, Greater Bay Bancorp's total assets were $4.3 billion, an increase of 31% or $1.0 billion from September 30, 1999. Total loans grew to $3.0 billion, an increase of 39% or $827 million from September 30, 1999, while total deposits increased to $3.7 billion, an increase of 28% or $810 million from September 30, 1999.

"Greater Bay Bancorp continues to report record core operating results, with third quarter core EPS of $0.84 per diluted share, the 15th consecutive quarter
                                                   ----------------------------
of earnings per share increases, and return on average equity in the third
--------------------------------
quarter of 24.56%,  the 12th consecutive quarter where shareholders' return on
                        ------------------------------------------------------
average equity exceeded 20%," said David Kalkbrenner, president and chief
------------------------------
executive officer of Greater Bay Bancorp. Mr. Kalkbrenner continued, "We were also pleased to be added to the S&P MidCap 400 Index, effective at the close of trading on September 7, 2000. Our inclusion in this select group is recognition of the strong operating fundamentals and financial performance of the Company, which could not have been achieved without our dedicated employees and valued clients."

Mr. Kalkbrenner added, "We remain optimistic about continuing our strong operating results through the fourth quarter of 2000 and into the year 2001.
The Company's average internal loan, deposit, asset and core revenue growth for 2000 were 39%, 28%, 31% and 40%, respectively, all substantially exceeding the banking industry average growth rates. We expect to continue to exceed the banking industry averages through the remainder of the current year and through 2001. Our Super Community Banking Strategy, with its emphasis on the relationship banking model, continues to win clients as our personal approach to client banking focuses on the individual versus our competitors who focus on the transaction. While the national economy has indicated some signs of slowing, we believe that our local economy continues to exhibit strong characteristics that will fuel economic growth through 2001."

Greater Bay Bancorp's allowance for loan losses increased to 2.20% of total loans at September 30, 2000, compared to 2.08% at June 30, 2000 and 1.81% at September 30, 1999, while its ratio of non-performing assets to total assets was 0.39% at September 30, 2000, compared to 0.25% at June 30, 2000 and 0.31% at September 30, 1999. The allowance for loan losses was 402.37% of total non-performing assets at September 30, 2000, compared to 563.46% at June 30, 2000 and 377.21% at September 30, 1999.

Greater Bay Bancorp's capital ratios continue to be above the well-capitalized guidelines established by the bank regulatory agencies.

"During July, we closed and fully integrated our eighth acquisition in three years with the addition of Bank of Santa Clara. We have two additional quality companies scheduled to join the Greater Bay family by the end of the year 2000. On a pro forma basis, as if these transactions had occurred on September 30, 2000, Greater Bay Bancorp would have had assets of approximately $4.7 billion," said Kalkbrenner.

Greater Bay Bancorp signed a definitive merger agreement to merge with Bank of Petaluma, Petaluma, California, which is anticipated to close early in the fourth quarter of 2000. The Company also signed a definitive agreement to acquire The Matsco Companies Inc., a financial services company headquartered in Emeryville, California which specializes in financial services for the dental and veterinary markets. The Matsco acquisition is subject to regulatory approval and is also expected to close in the fourth quarter of 2000.

Greater Bay Bancorp through its nine subsidiary banks, Bank of Santa Clara, Bay Area Bank, Bay Bank of Commerce, Coast Commercial Bank, Cupertino National Bank, Golden Gate Bank, Mid-Peninsula Bank, Mt. Diablo National Bank, and Peninsula Bank of Commerce, along with its operating divisions serves clients throughout Silicon Valley, San Francisco, the San Francisco Peninsula, the East Bay Region, the North Bay Region and the Coastal Region.

Greater Bay Bancorp's third quarter earnings conference call is scheduled for October 11, 2000 at 8:00 am PST. Investors have the opportunity to listen to the conference call live on the Internet at http://www.vcall.com. Investors should
                                        --------------------
go to the Vcall web site 15 minutes prior to the start of the call to register. It may be necessary to download audio software to hear the conference call. To do so investors should click on the Real Player icon and follow directions from there. A replay of the conference call will be available through Vcall for 90 days.

Greater Bay Bancorp's corporate press releases are available on the Company's Web site at http://www.gbbk.com.
            -------------------

Safe Harbor

Certain matters discussed in this press release constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements relate to the Company's current expectations regarding future operating results, growth in loans, deposits and assets, continued success of its Super Community Banking strategy and the strength of the local economy. These forward looking statements are subject to certain risks and uncertainties that could cause the actual results, performance or achievements to differ materially from those expressed, suggested or implied by the forward looking statements.

These risks and uncertainties include, but are not limited to: (1) the impact of changes in interest rates, a decline in economic conditions at the international, national and local levels and increased competition among financial service providers on the Company's results of operations, the Company's ability to continue its internal growth at historical rates, the Company's ability to maintain its net interest spread, and the quality of the Company's earning assets; (2) when and if the pending mergers with Bank of Petaluma and The Matsco Companies Inc. are consummated, as well as any difficulties that may be encountered in integrating these businesses and timing related to achieving operating efficiencies; (3) government regulation; (4) the risks relating to the Company's warrant positions set forth in the paragraph below; and (5) the other risks set forth in the Company`s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 1999.

We have historically obtained rights to acquire stock, in the form of warrants, in certain clients as part of negotiated credit facilities. We may not be able to realize gains from these equity instruments in future periods due to fluctuations in the market prices of the underlying common stock of these companies. The timing and amount of income, if any, from the disposition of client warrants typically depend upon factors beyond our control, including the general condition of the public equity markets, levels of mergers and acquisitions activity, and legal and contractual restrictions on our ability to sell the underlying securities. Therefore, future gains cannot be predicted with any degree of accuracy and are likely to vary materially from period to period. In addition, a significant portion of the income we realize from the disposition of client warrants may be offset by expenses related to our efforts to build an infrastructure sufficient to support our present and future business activities, as well as expenses incurred in evaluating and pursuing new business opportunities.

For investor information on Greater Bay Bancorp at no charge, call our automated shareholder information line at 1-800-PRO-INFO (1-800-776-4636) and enter code GBBK. For international access, dial 1-201-432-6555.

                          - FINANCIAL TABLES FOLLOW -

                              GREATER BAY BANCORP
                    SEPTEMBER 30, 2000 - FINANCIAL SUMMARY
                 ($ in 000's, except share and per share data)

----------------------------------------------------------------------------------------------------------------------
   SELECTED CONSOLIDATED FINANCIAL CONDITION DATA:
                                                   Sept 30         Jun 30         Mar 31         Dec 31        Sept 30
                                                      2000           2000           2000           1999           1999
                                               -----------    -----------    -----------    -----------    -----------
Cash and Due From Banks                        $   232,171    $   221,250    $   171,653    $   137,130    $   159,601
Investments                                      1,012,789      1,038,784      1,119,382        940,757        910,038
Loans:
        Commercial                               1,225,279      1,103,847      1,016,394        900,943        843,834
        Term Real Estate - Commercial              819,210        797,702        764,168        696,707        640,819
                                               -----------    -----------    -----------    -----------    -----------
           Total Commercial                      2,044,489      1,901,549      1,780,562      1,597,650      1,484,653
        Construction                               572,740        507,192        484,218        466,577        391,946
        Real Estate - Other                        171,134        123,708        120,519        133,256        120,577
        Consumer and Other                         192,230        195,799        163,007        159,679        155,492
        Deferred Loan Fees, Net                    (13,339)       (13,731)       (12,891)       (12,599)       (12,611)
                                               -----------    -----------    -----------    -----------    -----------
               Total Loans                       2,967,254      2,714,517      2,535,415      2,344,563      2,140,057
               Allowance for Loan Losses           (65,699)       (56,769)       (51,148)       (46,451)       (39,007)
                                               -----------    -----------    -----------    -----------    -----------
        Total Loans, Net                         2,901,555      2,657,748      2,484,267      2,298,112      2,101,050
Other Assets                                       189,902        188,477        186,351        166,031        148,337
                                               -----------    -----------    -----------    -----------    -----------
Total Assets                                   $ 4,336,417    $ 4,106,259    $ 3,961,653    $ 3,542,030    $ 3,319,026
                                               ===========    ===========    ===========    ===========    ===========
Deposits:
        Demand, Non-Interest Bearing           $   856,454    $   811,774    $   810,001    $   690,860    $   640,770
        NOW, MMDA and  Savings                   2,024,733      1,924,782      1,957,859      1,737,002      1,639,546
        Time Certificates, $100,000 and over       727,257        665,539        579,288        527,766        494,965
        Other Time Certificates                    140,777        141,719        129,437        145,069        164,155
                                               -----------    -----------    -----------    -----------    -----------
               Total Deposits                    3,749,221      3,543,814      3,476,585      3,100,697      2,939,436
                                               -----------    -----------    -----------    -----------    -----------
Other Borrowings                                   118,392        133,500        102,044        100,600         84,178
Other Liabilities                                   86,439         59,177         60,444         53,731         38,885
                                               -----------    -----------    -----------    -----------    -----------
               Total Liabilities                 3,954,052      3,736,491      3,639,073      3,255,028      3,062,499
                                               -----------    -----------    -----------    -----------    -----------
Trust Preferred Securities                          99,500         99,500         58,500         49,000         49,000
Stockholders' Equity                               282,865        270,268        264,080        238,002        207,527
                                               -----------    -----------    -----------    -----------    -----------
               Regulatory Capital                  382,365        369,768        322,580        287,002        256,527
                                               -----------    -----------    -----------    -----------    -----------
Total Liabilities and Shareholders' Equity     $ 4,336,417    $ 4,106,259    $ 3,961,653    $ 3,542,030    $ 3,319,026
                                               ===========    ===========    ===========    ===========    ===========

Average Quarterly Total Loans, excluding
   Nonaccrual                                  $ 2,840,850    $ 2,702,429    $ 2,433,473    $ 2,210,568    $ 2,061,303
Average Quarterly Investments                  $ 1,158,611    $ 1,092,580    $ 1,077,766    $ 1,030,726    $   891,714
Average Quarterly Interest Earning Assets      $ 3,999,461    $ 3,795,009    $ 3,511,239    $ 3,241,294    $ 2,953,017
Average Quarterly Interest Bearing             $ 2,995,462    $ 2,825,569    $ 2,676,947    $ 2,559,610    $ 2,314,318
   Liabilities

Average Quarterly Assets                       $ 4,320,740    $ 4,011,760    $ 3,784,219    $ 3,560,669    $ 3,194,399
Average Quarterly Equity                       $   284,780    $   269,058    $   254,463    $   215,822    $   206,064

Total Regulatory Capital

        Tier I or Leverage Capital             $   394,686    $   368,460    $   329,956    $   286,132    $   251,827
        Total Capital                          $   442,831    $   428,098    $   372,334    $   325,554    $   292,501

Nonperforming Assets

        Nonaccrual Loans                       $    14,877    $     8,720    $     6,266    $     5,682    $     7,928
        Loans 90 Days Past Due & Accruing              636            706             37            139            406
        Restructured Loans                             420            420            743            807          1,492
        OREO                                           395            229            271            271            515
                                               -----------    -----------    -----------    -----------    -----------
Total Nonperforming Assets                     $    16,328    $    10,075    $     7,317    $     6,899    $    10,341
                                               ===========    ===========    ===========    ===========    ===========

Greater Bay Trust Company Assets               $   838,659    $   795,042    $   751,677    $   697,435    $   652,054

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
   SELECTED QUARTERLY CONSOLIDATED FINANCIAL CONDITION RATIOS:
                                                   Sept 30        June 30         Mar 31         Dec 31        Sept 30
                                                      2000           2000           2000           1999           1999
                                               -----------    -----------    -----------    -----------    -----------
Loan to Deposit Ratio                                79.14%         76.60%         72.93%         75.61%         72.81%
Ratio of Allowance for Loan Losses to:
        Total Loans                                   2.20%          2.08%          2.01%          1.97%          1.81%
        Total Nonperforming Assets                  402.37%        563.46%        699.03%        673.30%        377.21%

Total Nonperforming Assets to Total Assets            0.38%          0.25%          0.18%          0.19%          0.31%

Ratio of Quarterly Net Charge-offs to                -0.39%         -0.61%         -0.28%         -0.21%         -0.02%
Average Loans, annualized
Ratio of YTD Net Charge-offs to Average              -0.40%         -0.43%         -0.28%         -0.08%         -0.04%
Loans, annualized

Internal Loan Growth, Annualized                     37.04%         28.41%         32.74%         37.91%         34.55%
Recurring Revenue Growth, Annualized                 17.02%         34.55%         21.42%         46.64%         50.73%

Earning Assets to Total Assets                       92.56%         92.74%         92.79%         91.03%         92.44%
Earning Assets to Interest-Bearing                  133.52%        131.68%        131.17%        126.63%        127.60%
Liabilities

Capital Ratios:
        Leverage                                      9.13%          9.18%          8.72%          8.04%          7.88%
        Tier 1 Risk Based Capital                    10.80%         10.86%         10.30%          9.70%          9.42%
        Total Risk Based Capital                     12.11%         12.62%         11.62%         11.04%         10.94%

Risk Weighted Assets                           $ 3,655,509    $ 3,391,539    $ 3,204,697    $ 2,948,907    $ 2,674,160

Book Value Per Share (1)                       $     14.15    $     13.64    $     13.38    $     12.53    $     11.28
Total Shares Outstanding (1)                    19,990,264     19,814,173     19,732,859     18,989,511     18,401,962

Book Value Per Share  (2)                      $      7.08    $      6.82    $      6.69    $      6.27    $      5.64
Total Shares Outstanding (2)                    39,980,528     39,628,346     39,465,718     37,979,022     36,803,924

(1) Before 2 for 1 stock split effective October 4, 2000
(2) After 2 for 1 stock split effective October 4, 2000

Note: Prior periods have been restated to reflect the mergers between Greater
      Bay Bancorp, Bay Commercial Services, Mt. Diablo Bancshares, Coast Bancorp. and Bank of Santa Clara on a pooling-of-interests basis.
--------------------------------------------------------------------------------

Greater Bay Bancorp's Third Quarter 2000 Earnings Results
October 11, 2000
Page 7


                              GREATER BAY BANCORP
                    SEPTEMBER 30, 2000 - FINANCIAL SUMMARY
                 ($ in 000's, except share and per share data)

--------------------------------------------------------------------------------------------------------------
     SELECTED QUARTERLY CONSOLIDATED OPERATING DATA:
                                                                    Third     Second      First      Fourth       Third
                                                                  Quarter    Quarter    Quarter     Quarter     Quarter
                                                                     2000       2000       2000        1999        1999
                                                                 --------   --------   --------    --------    --------
     Interest Income                                             $ 92,641   $ 83,636   $ 76,206    $ 69,596    $ 62,703
     Interest Expense                                              37,870     31,268     29,332      26,276      23,228
                                                                 --------   --------   --------    --------    --------
                Net Interest Income Before Provision
                   for Loan Losses                                 54,771     52,368     46,874      43,320      39,475

     Provision for Loan Losses                                      7,739      8,207      5,539       6,308       3,902
                                                                 --------   --------   --------    --------    --------
                Net Interest Income After Provision
                   for Loan Losses                                 47,032     44,161     41,335      37,012      35,573

     Other Income:
     Trust Fees                                                       822        827        847         774         768
     Depositor Service Fees                                         2,038      2,005      1,973       1,242       2,071
     ATM Fees                                                         799        658        636         635         789
     Loan and International Banking Fees                            2,497      1,927      1,176       1,699         946
     Gain on Sale of SBA Loans                                        429        753        696         143         656
     Gain/(loss) on Investments                                         3         58         (1)         (3)          -
     Other Income (1)                                               1,185      1,382      3,032       4,630       2,219
                                                                 --------   --------   --------    --------    --------
                                                                    7,773      7,610      8,359       9,120       7,449
     Nonrecurring - Warrant Income (4)                              2,767        740      8,609      14,278           -
                                                                 --------   --------   --------    --------    --------
       Other Income                                                10,540      8,350     16,968      23,398       7,449

     Operating Expenses:
     Compensation and Benefits                                     14,954     14,422     14,963      14,636      13,416
     Occupancy and Equipment                                        5,318      4,880      5,031       4,367       4,167
     Professional Services & Legal                                  1,245      1,068        978         740         894
     Client Services                                                  477        496        545         764         825
     FDIC Insurance and Assessments                                   361        233        240         141         196
     Other Real Estate, Net                                             -         41         10         (53)         30
     Other Expenses                                                 4,071      4,971      4,763       4,951       4,601
                                                                 --------   --------   --------    --------    --------
                                                                   26,426     26,111     26,530      25,546      24,129
     Nonrecurring Expenses (2) (4)                                      -          -          -      11,837           -
                                                                 --------   --------   --------    --------    --------
       Total Operating Expenses                                    26,426     26,111     26,530      37,383      24,129
                                                                 --------   --------   --------    --------    --------
     Income Before Income Taxes, Merger and Other
       Related
                Nonrecurring Costs and Extraordinary
                Items                                              31,146     26,400     31,773      23,027      18,893
     Income Taxes:
     Income Tax Expense                                            10,800      9,632      9,065       7,515       7,105
     Nonrecurring Income Tax Expense (4)                            1,164        290      3,590      (2,046)          -
                                                                 --------   --------   --------    --------    --------
       Total Income Tax Expense                                    11,964      9,922     12,655       5,469       7,105
     Income Before Merger and Other Related
     Nonrecurring Costs and Extraordinary Items                    19,182     16,478     19,118      17,558      11,788
     Merger and Other Related Nonrecurring Costs, net of tax (4)    7,037      6,744      2,389       3,995           -
                                                                 --------   --------   --------    --------    --------
     Net Income Before Extraordinary Items                         12,145      9,734     16,729      13,563      11,788
     Extraordinary Items, net of tax                                    -          -          -           -           -
                                                                 --------   --------   --------    --------    --------
                                  Net Income                     $ 12,145   $  9,734   $ 16,729    $ 13,563    $ 11,788
                                                                 ========   ========   ========    ========    ========

------------------------------------------------------------------------------------------------------------------------------
     SELECTED QUARTERLY CONSOLIDATED OPERATING RATIOS:
                                                                Third        Second        First         Fourth          Third
     Before 2 for 1 stock split effective October 4, 2000     Quarter       Quarter      Quarter        Quarter        Quarter
     ----------------------------------------------------
                                                                 2000          2000         2000           1999           1999
                                                                 ----          ----         ----           ----           ----
     Income Per Share (Before Nonrecurring, Merger
        and Extraordinary Items) (4)
                Basic                                     $      0.88   $      0.81  $      0.74    $      0.71   $       0.64
                Diluted                                   $      0.84   $      0.78  $      0.71    $      0.67   $       0.61
     Income Per Share (Before Merger and
        Extraordinary Items)
                Basic                                     $      0.96   $      0.83  $      1.00    $      0.95   $       0.64
                Diluted                                   $      0.92   $      0.80  $      0.96    $      0.90   $       0.61
     Net Income Per Share
                Basic                                     $      0.61   $      0.49  $      0.88    $      0.73   $       0.64
                Diluted                                   $      0.58   $      0.47  $      0.84    $      0.69   $       0.61
     Weighted Average Common Shares Outstanding            19,890,000    19,775,000   19,064,000     18,479,000     18,354,000
     Weighted Average Common & Common Equivalent
                Shares Outstanding                         20,948,000    20,588,000   19,953,000     19,592,000     19,340,000

     After 2 for 1 stock split effective October 4,  2000
     ----------------------------------------------------

     Income Per Share (Before Nonrecurring, Merger
        and Extraordinary Items) (4)
                Basic                                     $      0.44   $      0.41  $      0.37    $      0.35   $       0.32
                Diluted                                   $      0.42   $      0.39  $      0.35    $      0.33   $       0.30
     Income Per Share (Before Merger and
        Extraordinary Items)
                Basic                                     $      0.48   $      0.42  $      0.50    $      0.48   $       0.32
                Diluted                                   $      0.46   $      0.40  $      0.48    $      0.45   $       0.30
     Net Income Per Share
                Basic                                     $      0.31   $      0.25  $      0.44    $      0.37   $       0.32
                Diluted                                   $      0.29   $      0.24  $      0.42    $      0.35   $       0.30
     Weighted Average Common Shares Outstanding            39,780,000    39,550,000   38,128,000     36,958,000     36,708,000
     Weighted Average Common & Common Equivalent
                Shares Outstanding                         41,896,000    41,176,000   39,906,000     39,184,000     38,680,000

     Return on Period Average Assets, annualized (3)             1.62%         1.61%        1.49%          1.46%          1.46%
     Return on Period Average Equity, annualized (3)            24.56%        23.96%       22.22%         24.03%         22.70%
     Net Interest Margin - Average Earning Assets                5.45%         5.55%        5.37%          5.30%          5.30%
     Operating Expense Ratio (Before Nonrecurring,               2.43%         2.62%        2.82%          2.85%          3.00%
     Merger and Extraordinary Items)
     Efficiency Ratio (Before Nonrecurring, Merger              42.25%        43.53%       48.03%         48.71%         51.42%
     and Extraordinary Items)

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--------------------------------------------------------------------------------
     (1) Q1 2000, Q4 and Q3 of 1999 include a $2.1 million, $3.1 million, and $900,000 gain on an equity investment, respectively.
     (2) Q4 of 1999 Nonrecurring Expenses are comprised of $7.4 million in donations to the GBB Foundation.
     (3) Before Nonrecurring, Merger and Extraordinary Items of $5.4 million, net of tax, in Q3 2000; $6.3 million, net of tax, in Q2 2000; $2.6 million, net of tax, in Q1 2000 and $492,000, net of tax, in Q4 1999.
     (4) Components of Nonrecurring, Merger and Extraordinary Items. Net Income excluding these items is $17,579 for Q3 2000, $16,028 for Q2 2000, $14,099 for Q1 2000, $13,071 for Q4 1999 and $11,788 for Q3 1999.
     Note: Prior periods have been restated to reflect the mergers between
           Greater Bay Bancorp, Bay Commercial Services, Mt. Diablo Bancshares, Coast Bancorp. and Bank of Santa Clara on a pooling-of-interests basis.
--------------------------------------------------------------------------------

Greater Bay Bancorp's Third Quarter 2000 Earnings Result
October 11, 2000
Page 8


                              GREATER BAY BANCORP
                      September, 2000 - FINANCIAL SUMMARY
                 ($ in 000's, except share and per share data)

------------------------------------------------------------------------------------------------------------------------------------
SELECTED YEAR TO DATE CONSOLIDATED OPERATING DATA:
                                                                                          Sept 30,            Sept 30,
                                                                                             2000                1999
                                                                                     ------------        ------------
Interest Income                                                                      $    252,483        $    172,108
Interest Expense                                                                           98,470              63,697
                                                                                     ------------        ------------
                Net Interest Income Before Provision for Loan Losses                      154,013             108,411

Provision for Loan Losses                                                                  21,485               7,431
                                                                                     ------------        ------------
                Net Interest Income After Provision for Loan Losses                       132,528             100,980

Other Income (1)                                                                           23,742              18,155
Nonrecurring - Warrant Income                                                              12,116                 230
                                                                                     ------------        ------------
  Total Other Income                                                                       35,858              18,385

Operating Expenses                                                                         79,067              69,172
Other Expenses - nonrecurring (2)                                                             -                   323
                                                                                     ------------        ------------
  Total Operating Expenses                                                                 79,067              69,495
Net Income Before Income Taxes, Merger and Other Related Nonrecurring Costs and      ------------        ------------
Extraordinary Items                                                                        89,319              49,870
Income Tax Expense                                                                         34,541              18,973
                                                                                     ------------        ------------
Net Income Before Merger and Other Related Nonrecurring Costs and Extraordinary
Items                                                                                      54,778              30,897
Merger and Other Related Nonrecurring Costs, net of tax                                    16,170               2,492
                                                                                     ------------        ------------
Net Income Before Extraordinary Items                                                      38,608              28,405
Extraordinary Items (3)                                                                       -                   (88)
                                                                                     ------------        ------------
                                 Net Income                                          $     38,608        $     28,317
                                                                                     ============        ============
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
SELECTED YEAR TO DATE CONSOLIDATED OPERATING RATIOS:
                                                                                          Sept 30,            Sept 30,
Before 2 for 1 stock split effective October 4, 2000                                         2000                1999
------------------------------------------------                                     ------------        ------------

Net Income Per Share (Before Nonrecurring, Merger and Extraordinary Items) (4)
                Basic                                                                $       2.43        $       1.69
                Diluted                                                              $       2.31        $       1.61
Net Income Per Share (Before Merger and Extraordinary Items)
                Basic                                                                $       2.79        $       1.70
                Diluted                                                              $       2.66        $       1.61
Net Income Per Share
                Basic                                                                $       1.96        $       1.56
                Diluted                                                              $       1.87        $       1.48
Weighted Average Common Shares Outstanding                                             19,668,000          18,208,000
Weighted Average Common & Common Equivalent Shares Outstanding                         20,616,000          19,173,000


After 2 for 1 stock split effective October 4, 2000
---------------------------------------------------

Net Income Per Share (Before Nonrecurring, Merger and Extraordinary Items)  (4)
                Basic                                                                $       1.21        $       0.85
                Diluted                                                              $       1.16        $       0.80
Net Income Per Share (Before Merger and Extraordinary Items)
                Basic                                                                $       1.39        $       0.85
                Diluted                                                              $       1.33        $       0.81
Net Income Per Share
                Basic                                                                $       0.98        $       0.78
                Diluted                                                              $       0.94        $       0.74
Weighted Average Common Shares Outstanding                                             39,336,000          36,416,000
Weighted Average Common & Common Equivalent Shares Outstanding                         41,233,000          38,347,000

Return on Average Assets, annualized (4)                                                     1.58%               1.38%
Return on Average Equity, annualized (4)                                                    23.65%              20.85%
Net Interest Margin - Average Earning Assets                                                 5.49%               5.23%
Operating Expense Ratio (Before Nonrecurring and Extraordinary Items)                        2.62%               3.09%
Efficiency Ratio (Before Nonrecurring, Merger and Extraordinary Items)                      44.48%              54.65%
------------------------------------------------------------------------------------------------------------------------------------

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(1) 2000 includes a $2.1 million gain on an equity investment.
(2) 1999 nonrecurring expenses are comprised of a $323,000 donation to the GBB Foundation.
(3) Includes $88,000 loss on early retirement of subordinated debt.
(4) Before Merger and Other Related Nonrecurring Costs and Extraordinary Items of $9.1 million, net of tax in 2000 and $2.5 million, net of tax, in 1999.

Note: Prior periods have been restated to reflect the mergers between Greater
      Bay Bancorp and Bay Commercial Services, Mt. Diablo Bancshares, Coast Bancorp, and Bank of Santa Clara on a pooling-of-interests basis.
--------------------------------------------------------------------------------